                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): February 27, 2006

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             0-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 22, 2006 we received a letter from the Nasdaq National Market notifying us that because we had failed to file with Nasdaq our quarterly report on Form 10-Q for the quarterly period ended December 31, 2005, as required by Marketplace Rule 4310(c)(14), our securities were subject to delisting from the Nasdaq Stock Market

(c) Exhibits

99.1 Press Release Dated February 27, 2006

99.1

Contact: Gary Levine

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP receives delisting notification from nasdaq and Updates Status of 2005 10-K Filing

BILLERICA, MA, February 27, 2006 - CSP Inc. (NASDAQ:CSPIE), a provider of IT Solutions, systems integration services and dense cluster computing systems, announced today that on February 22, 2006 it received a letter from the Nasdaq National Market notifying the Company that because the Company had failed to file with Nasdaq its quarterly report on Form 10-Q for the quarterly period ended December 31, 2005, as required by Marketplace Rule 4310(c)(14), its securities are subject to delisting from the Nasdaq Stock Market.

The Company had a hearing with Nasdaq on February 16, 2006 concerning Nasdaq's prior notice of delisting, which notice we reported on Form 8-K, filed on January 23, 2006. Nasdaq advised us that the results of the hearing will be released to the Company in three to four weeks, and that the delisting action is stayed pending those results.

The delay in the filing of the Form 10-Q for the first quarter of fiscal year 2006 is related to fact that the Company's 2005 Form 10-K has not yet been filed, due to the pending restatement of the consolidated balance sheet as of September 30, 2004 and statements of cash flows for the fiscal years ended September 30, 2004 and 2003. During the evaluation of the cash flow statements, certain investments, which were highly liquid and had maturities of three months or less, were identified as items that should have been reported as cash and cash equivalents at September 30, 2004 and 2003. The Company is therefore in the process of determining the impact of these restatements on the cash and cash equivalents and investments for those periods.

The Company is diligently working to complete its 2005 Form 10-K, however we are still unable to predict the filing date for the 2005 Form 10-K.

The Company is still assessing the need for a restatement of the balance sheets for the 2005 and 2004 quarters for the classification of certain cash and cash equivalents and investments, as well as determining the restatement of the statements of cash flows for the 2005 and 2004 quarters.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. (NASDAQ:CSPI) and its subsidiaries develop and market best-of-breed IT solutions, systems integration services, and high-performance computer systems. Its Systems segment includes the MultiComputer Division, which supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP, Inc. subsidiary, also part of its Service and System Integration segment, was founded in 1970 and includes the fiscal 2003 acquisition of Technisource, is a leading provider of IT solutions and systems integration services. MODCOMP works with third parties to develop customized solutions in the global IT markets and has offices in the U.S., U.K., and Germany. More information about CSP is available on the Company's website at http://www.cspi.com. To learn more about MODCOMP, Inc., please consult http://www.modcomp.com.